EXHIBIT (a)(5)

                            NOTICE TO PARTICIPANTS IN
                           THE FORT JAMES 401(K) PLAN

DEAR PLAN PARTICIPANT:

      Enclosed for your consideration are the prospectus (the "Prospectus") of Georgia-Pacific Corporation ("Georgia-Pacific"), dated October 13, 2000, and the related Letter of Transmittal (together with the Prospectus, as amended or supplemented, the "Offer"), relating to Georgia-Pacific's exchange offer for all of the shares (the "Shares") of common stock of Fort James Corporation ("Fort James"). Georgia-Pacific's Offer is being made through Fenres Acquisition Corp., a wholly owned subsidiary of Georgia-Pacific (the "Purchaser"). In the Offer, each Share will be exchanged for (1) $29.60, net to the seller in cash, and (2)
 .2644 shares of Georgia-Pacific Group common stock (the "exchange ratio"). The exchange ratio will be adjusted downward if the Average Price (as defined in the Prospectus) of Georgia-Pacific Group common stock exceeds $39.33.

      Also enclosed for your consideration is Fort James'
Solicitation/Recommendation Statement on Schedule 14D-9, dated October 13, 2000, which contains, among other information, the recommendation of the Board of Directors of Fort James that Fort James shareholders accept the Offer and tender their Shares pursuant to the Offer.

      The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 16, 2000, among Georgia-Pacific, Purchaser and Fort James (the "Merger Agreement"). The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, as soon as practicable after consummation of the Offer Purchaser will be merged with and into Fort James (the "Merger"), with Fort James continuing as the surviving corporation and a wholly owned subsidiary of Georgia-Pacific.

      Pursuant to the terms of the Offer and the terms of the Fort James 401(k) Plan (the "Plan"), Shares allocated to a Plan participant's account may only be tendered pursuant to the Offer by The Northern Trust Company, the Trustee of the Plan. As the beneficial owner of the Shares allocated to your Plan account, you may instruct the Trustee whether or not to tender those Shares pursuant to the Offer. IF THE TRUSTEE DOES NOT RECEIVE YOUR INSTRUCTIONS BY NOVEMBER 7, 2000, WHICH DATE MAY BE EXTENDED AS DESCRIBED BELOW (THE "CUT-OFF DATE"), THE TRUSTEE MAY IN ITS SOLE DISCRETION CHOOSE WHETHER OR NOT TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by the Plan for your account.

      Accordingly, we request instructions as to whether you wish to have the Trustee tender all of the Shares allocated to your account upon the terms and conditions set forth in the Offer.

      Please note the following with respect to the Offer:


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      1.    The consideration to be received in the Offer in exchange for each
Share is $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock, subject to a maximum consideration of $40.00 per Share, as further described in the Offer (the "Consideration").

      2.    The Offer is being made for 100% of the outstanding Shares.

      3. The Board of Directors of Fort James has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are in the best interests of Fort James and Fort James' shareholders, and recommends that shareholders of Fort James accept the Offer and tender their Shares pursuant to the Offer.

      4. THE OFFER AND WITHDRAWAL RIGHTS ARE CURRENTLY SCHEDULED TO EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 9, 2000, AND THE DEADLINE FOR SUBMITTING YOUR INSTRUCTIONS TO THE TRUSTEE IS 5:00 P.M., NEW YORK CITY TIME (4:00 P.M. CHICAGO TIME) ON NOVEMBER 7, 2000. GEORGIA-PACIFIC CURRENTLY INTENDS TO EXTEND THE OFFER FROM TIME TO TIME AS NECESSARY UNTIL ALL THE CONDITIONS TO THE OFFER HAVE BEEN SATISFIED OR WAIVED, IN WHICH EVENT THE DEADLINE FOR SUBMITTING YOUR INSTRUCTION WILL AUTOMATICALLY BE EXTENDED TO TWO BUSINESS DAYS PRIOR TO THE EXTENDED EXPIRATION DATE OF THE OFFER.

      5. The Offer is conditioned upon, among other things, (a) there being validly tendered and not properly withdrawn prior to the expiration of the Offer the number of Shares which, together with the Shares then owned by Georgia-Pacific and Purchaser, constitute at least two-thirds of the total number of outstanding Shares on a fully diluted basis (assuming all options or other securities convertible into or exercisable or exchangeable for Shares had been so converted, exercised or exchanged) as of the date that Purchaser accepts the Shares pursuant to the Offer, and (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any material European antitrust laws, having expired or been terminated prior to the expiration of the Offer.

      6. Upon completion of the Offer, Purchaser will merge into Fort James and each Share not previously tendered by the Trustee pursuant to your instructions or the terms of the Trust automatically will be converted into the right to receive the same amount of cash and the same number of shares of Georgia-Pacific Group common stock as is paid in the Offer.


INSTRUCTIONS TO THE TRUSTEE

      The Northern Trust Company, as Trustee of the Fort James 401(k) Plan Trust Agreement (the "Trust"), which is the funding medium for the Plan, holds Shares in the Fort James Stock Investment Fund under the Plan (which consist of Shares and a small amount of other liquid investments). Units of the Fort James Stock Investment Fund

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under the Plan are credited to individual participants' accounts in accordance with the terms of the Plan. These units of the Fort James Stock Investment Fund are then converted into an equivalent number of Shares, and then rounded up or down to the closest number of whole Shares. The whole number of equivalent Shares are referred to in this Notice to Participants as the "Shares allocated to your account under the Plan." Enclosed with this Notice is a confidential instruction form, which you must use to instruct the Trustee whether or not to tender all of the Shares allocated to your account under the Plan pursuant to the Offer.

      PLEASE NOTE THAT THE NUMBER OF SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN DOES NOT APPEAR ON YOUR INSTRUCTION FORM. THE PLAN'S DAILY VALUATION DESIGN FEATURE PREVENTS FORT JAMES FROM SUPPLYING TO THE TRUSTEE AN ACCURATE ALLOCATION OF THE NUMBER OF SHARES IN YOUR ACCOUNT UNDER THE PLAN WITH ENOUGH TIME FOR YOU TO MAKE AN INFORMED DECISION WITH RESPECT TO THE OFFER. AS A RESULT, THE INSTRUCTION FORM PROVIDES THAT YOU MAY ONLY INSTRUCT THE TRUSTEE EITHER TO TENDER ALL OF THE SHARES OR NONE OF THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN AS OF THE CUT-OFF DATE.

      If you do not return the enclosed instruction form or if you sign, date and return the enclosed instruction form but do not check either of the boxes on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the Trust, the Trustee may in its sole discretion tender any Shares credited to participant accounts and held by the Trust for which no participant instructions are timely received.


YOUR ROLE AND RESPONSIBILITIES AS A PLAN PARTICIPANT AND A NAMED FIDUCIARY

      Only the Trustee can vote, tender and sell the Shares held by the Plan. However, under the terms of the Trust, each participant may act as a named fiduciary who directs the Trustee as to tendering Shares allocated to the account of such participant. In general, named fiduciaries are required to act prudently, solely in the interest of plan participants and beneficiaries (which in this case is you), and for the exclusive purpose of providing benefits to the plan participants and beneficiaries (which in this case is you).

      You are entitled to instruct the Trustee whether or not to tender any Shares allocated to your account under the Plan. By signing, dating and returning the enclosed instruction form, you are accepting your designation under the Trust as a named fiduciary for purposes of the Offer (but not for any future matter).


INSTRUCTION WHETHER OR NOT TO TENDER SHARES OF FORT JAMES COMMON STOCK

      The enclosed instruction form must be used if you wish to instruct the Trustee to tender to Purchaser the Shares allocated to your account under the Plan for the Consideration. If the Shares allocated to your account under the Plan are purchased by Purchaser, the cash portion of the proceeds of such sale and the Georgia-Pacific Group

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common stock will be credited to your account under the Plan and invested in the former Fort James Stock Investment Fund under the Plan, subject to your right to subsequently direct the investment of such proceeds into the other investment funds offered under the Plan. That Fund will become a Georgia-Pacific Stock Fund and over time, Georgia-Pacific Group common stock will be purchased with the cash held in that Fund.

      In order to be assured that your instructions to the Trustee will be followed, your instruction form must be completed, signed, dated and received by the Trustee NO LATER THAN 5:00 P.M. NEW YORK CITY TIME (4:00 P.M. CHICAGO TIME) ON NOVEMBER 7, 2000, AS THIS DATE MAY BE EXTENDED. The deadline for submitting your instruction to the Trustee is two business days prior to the expiration of the Offer. The Offer is currently scheduled to expire at midnight, New York City Time (11:00 p.m. Chicago Time) on November 9, 2000. If the expiration of the Offer is extended beyond its scheduled expiration time, such extension will be followed as promptly as practicable by public announcement thereof, to be made no later than 9:00 a.m. New York City Time on the next business day after the previously scheduled expiration date. If the expiration of the Offer is extended, we do not intend to send out notices of the extended deadline for submitting instruction to the Trustee. Rather, following such extension, the time by which the Trustee must receive your instruction will be extended automatically to two business days prior to such extended expiration time. PLEASE REMEMBER TO RETURN YOUR INSTRUCTION FORM TO THE TRUSTEE IN THE ENCLOSED ENVELOPE (DO NOT RETURN IT TO FORT JAMES, PURCHASER, OR ANY OTHER PARTY).

      YOUR INSTRUCTION FORM MUST BE MAILED TO THE TRUSTEE IN THE ENVELOPE PROVIDED. THE TRUSTEE CANNOT ACCEPT INSTRUCTIONS BY FAX.

      Any instruction you furnish to the Trustee on the instruction form will be irrevocable if not withdrawn by the Cut-Off Date. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to two business days prior to such extended expiration time. To withdraw any instruction, you must send a statement to the Trustee that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security number under your signature. The statement must be sent by mail to the address below and must be received by the Trustee prior to 5:00 p.m., New York City Time (4:00 p.m. Chicago Time) on the Cut-Off Date.

                          The Northern Trust Company, Trustee
                          P.O. Box 1997
                          New York, New York 10116-1997


CONFIDENTIALITY

      Your instruction to the Trustee is strictly confidential. Under no circumstances will the Trustee or any of its agents, disclose your instruction, or failure to submit an

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instruction, to Fort James, Purchaser, Georgia-Pacific or any other party. You should feel free to instruct the Trustee in the manner you think is best.


                                    THE NORTHERN TRUST COMPANY


October 17, 2000

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                           THE FORT JAMES 401(K) PLAN

             INSTRUCTION TO TRUSTEE WHETHER OR NOT TO TENDER SHARES





      The undersigned participant in the Fort James 401(k) Plan (the "Plan") hereby instructs The Northern Trust Company, as Trustee under the Plan, to tender or not to tender, pursuant to the Offer, the Shares (including the associated preferred shares purchase rights) allocated to his/her account under the Plan (as explained in the accompanying Notice to Participants) in accordance with the instruction form on the reverse side of this form.

      THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE NORTHERN TRUST COMPANY NO LATER THAN 5:00 P.M. NEW YORK CITY TIME (4:00 P.M. CHICAGO TIME) ON THE CUT-OFF DATE (CURRENTLY NOVEMBER 7, 2000).

      IF YOU DO NOT RETURN THIS INSTRUCTION FORM OR THIS FORM IS RECEIVED AFTER 5:00 P.M. NEW YORK CITY TIME (4:00 P.M. CHICAGO TIME) ON THE CUT-OFF DATE, THE NORTHERN TRUST COMPANY WILL DECIDE, IN ITS SOLE DISCRETION, WHETHER TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT.

PLEASE COMPLETE, SIGN AND DATE ON THE REVERSE SIDE.

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[X]    Please mark your choice like this and sign and date below.


THE TRUSTEE MAKES NO RECOMMENDATION AS TO YOUR DECISION TO TENDER OR NOT TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.

[_] Tender ALL of the Shares allocated to my account under the Plan as of the Cut-Off Date.

[_] Do not tender any Shares allocated to my account under the Plan as of the Cut-Off Date.


       As a participant in the Plan, I acknowledge receipt of the Prospectus, Letter of Transmittal and the Notice to Participants, dated October 17, 2000, and hereby instruct the Trustee of the Plan to tender or not to tender the Shares allocated to my account under the Plan as indicated above.

       I understand that if I sign, date and return this instruction form but do not provide the Trustee with specific instructions by checking either of the boxes above, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the terms of the Trust which is the funding vehicle for the Plan, the Trustee may in its sole discretion tender any Shares held by the Plan for which no participant instructions are timely received.


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          Signature



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      Date


    PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.